Exhibit 10.8

[LOGO]

OPTION(S) TO EXTEND

ADDENDUM TO
STANDARD LEASE

Dated	August 6, 1997

By and Between (Lessor)	Ben & Ariela Lawee

(Lessee)	HWE, Inc., a California corporation
dba Interactive Health

Property Address:	3030 Walnut Avenue, Long Beach, CA

See Addendum 124

A.                                    OPTION(S) TO EXTEND:

Lessor hereby grants to Lessee the option to extend the term of this Lease for 1 additional 36 month period commencing when the prior term expires upon each and all of the following terms and conditions:

(i)                  Lessee gives to Lessor, and Lessor actually receives on a date which is prior to the date that the option period we commence (if exercised) by at least 6 and not more than 9 months, a written notice of the exercise of the option(s) extend this Lease for said additional term(s), time being of essence.  If said notification of the exercise of said option(s) is (are) so given and received, the option(s) shall automatically expire; said option(s) may (if more than one) only be exercised consecutively;

(ii)               The provisions of paragraph 39, including the provision relating to default of Lessee set forth in paragraph 39.4 of Lease are conditions of this Option;

(iii)            All of the terms and conditions of this Lease except where specifically modified by this option shall apply;

(iv)           The monthly rent for each month of the option period shall be calculated as follows, using the method(s) indicates below:

(Check Method(s) to be Used and Fill in Appropriately)

☒                                    II.                                     Market Rental Value Adjustment(s) (MRV)

(a)                                  On (Fill in MRV Adjustment Date(s): October 1, 2002, the monthly rent payable under paragraph 1.5 (“Base Rent”) of the attached Lease shall be adjusted to the “Market Rental Value of the Property as follows:

1)                                      Four months prior to the Market Rental Value (MRV) Adjustments Date(s) described above, Lessor Lessee shall meet to establish an agreed upon new MRV for the specified term.  If agreement cannot be reached, then:

Initials:	/s/ BL	Initials:	/s/ CP
AL

OPTION(S) TO EXTEND

NOTICE:              These forms are often modified to meet changing requirements of law and industry needs.  Always write or call to make sure you are utilizing the most current form:  American Industrial Real Estate Association, 345 South Figueroa Street, Suite M-1, Los Angeles, CA 90071. (213) 687-8777. Fax No. (213) 687-8616.

1991 American Industrial Real Estate Association.

1

i)                                         Lessor and Lessee shall immediately appoint a mutually acceptable appraiser or broker to establish the new MRV within the next 30 days.  Any associated costs will be split equally between the parties. or

ii)                                      Both Lessor and Lessee shall each immediately select and pay the appraiser or broker of their choice establish a MRV within the next 30 days.  If, for any reason, either one of the appraisals is not completed within the next 30 days, as stipulated, then the appraisal that is completed at that time shall automatically become the new MRV.  If both appraisals are completed and the two appraisers/brokers cannot agree on a reasonable average MRV then they shall immediately select a third  mutually acceptable appraiser/broker to establish a third MRV within the next 30 days.  The average of the two appraisals closest in value shall then become the new MRV.  The costs of the third appraisal will be split equally between the parties.

(b)                                 Upon the establishment of each New Market Rental Value as described in paragraph All:

1) the monthly rental sum so calculated for each term as specified in paragraph All(a) will become the new “Base Rent” for the purpose of calculating any further Cost of Living Adjustments as specified in paragraph Al(a) above and

2) the first month of each Market Rental Value term as specified in paragraph All(a) shall become the new “Base Month” for the purpose of calculating any further Cost of Living Adjustments as specified in paragraph Al(b).

B.                                    NOTICE: Unless specified otherwise herein, notice of any escalations other than Fixed Rental Adjustments shall be made as specified in paragraph 23 of the attached Lease.

C.                                    BROKER’S FEE:

The Real Estate Brokers specified in paragraph 1.10 of the attached Lease shall be paid a Brokerage Fee for each adjustment specified above in accordance with paragraph 15 of the attached Lease.

Initials:	/s/ BL	Initials:	/s/ CP
AL

OPTION(S) TO EXTEND

NOTICE:              These forms are often modified to meet changing requirements of law and industry needs.  Always write or call to make sure you are utilizing the most current form:  American Industrial Real Estate Association, 345 South Figueroa Street, Suite M-1, Los Angeles, CA 90071. (213) 687-8777. Fax No. (213) 687-8616.

1991 American Industrial Real Estate Association.

2

EXHIBIT A
TO
BILL OF SALE AND ASSIGNMENT

INVENTORY (Office Space)
3030 Walnut Ave., Long Beach, CA

Item	Description

1.	Bookcase, 2 shelf, blk, metal (5 ea.)
2.	Bookcase, wood w/glass doors
3.	Bookcase, blue/wht
4.	Coffee station, wood
5.	Computer workstation, putty with return & side shelf (2 ea.)
6.	Computer stand, putty
7.	Conference table w/9 maroon rolling chairs
8.	Desk, blk with oak trim and return (3 ea.)
9.	Desk, walnut w/return (7ea.)
10.	Desk, walnut w/o return
11.	Desk, dark oak w/o return
12.	Desk, steel case grey with blk top (2 ea.)
13.	Drafting table
14.	Easel
15.	Filing cabinet, lateral, 2-drawer, blk
16.	Filing cabinet, Century 62 2-drawer legal-size blk metal (3 ea.)
17.	Filing cabinet, York 2-drawer legal-size blk metal (3 ea.)
18.	Filing cabinet, 2 drawer w/locks (2 ea.)
19.	Filing cabinet, 2 drawer putty (2 ea.)
20.	Filing cabinet, 2 drawer, blk (8 ea.)
21.	Filing cabinet, 2 drawer, under-desk (3 ea.)
22.	Hanging tree, brushed aluminum
23.	Kitchen table, round
24.	Kitchen chairs, plastic (4 ea.: 2 blue/1 maroon/1 grey)
25.	Office chair: blk/maroon (3 ea.)
26.	Office chairs: all maroon (3 ea.)
27.	Office chair: blue w/wood arms
28.	Office chair: blk w/wood arms
29.	Office chairs, rolling (2 ea.: grey/blk, blue/blk)
30.	Office chair, stationary, blue w/wood arms
31.	Office chair, stationary, maroon/wood
32.	Office chairs, rolling, armless, blue (2 ea.)
33.	Office chairs: stationary, blk/chrome (4 ea.)

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34.	Office chairs: stationary, grey/chrome (2 ea.)
35.	Office chair, blk/brn padded “judges”
36.	Office chairs, stationary, blk/leather (2 ea.)
37.	Sofa, six section, maroon
38.	Trash cans, assorted plastic & metal (5 ea.)
39.	TV stand, dark grey
40.	Typewriter stands (2 ea.: blk/brn)
41.	Wall unit, 3 shelf, 3 drawer
41.	Wall unit, 3 shelf, blue/wht, locking

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BILL OF SALE AND ASSIGNMENT

FOR VALUABLE CONSIDERATION, the receipt and sufficiency of which is hereby acknowledged, the undersigned, BEN AND ARIELA LAWEE (collectively, “Seller”), hereby sells, transfers and assigns to HWE, INC., a California corporation doing business as Interactive Health (“Buyer”), all of the improvements and personal property listed on Exhibit A (the “Assets”) currently located at 3030 Walnut Avenue, Long Beach, California.  Buyer has good and marketable title to all of the Assets, all free and clear of all liens, pledges, charges, security interests, encumbrances or any other adverse interest of any kind.

Seller will, from time to time, upon written request therefor, execute and deliver to Buyer any new or confirmatory instruments and do and perform any other acts which Buyer may reasonably request in order to fully assign and transfer to, and vest in, Buyer, Seller’s right, title and interest in all of the Assets or to enable Buyer to protect, realize upon or otherwise enjoy any of the Assets.

This Bill of Sale is being provided in consideration of, and as partial consideration for, Buyer’s execution and delivery of the Standard Industrial/Commercial Multi-Tenant Lease-Modified Net dated August 6, 1997, between Seller, as lessor, and Buyer, as lessee.

All references to “Seller” and “Buyer” shall include their respective nominees, successors and assigns.

DATED:  August 14, 1997

/s/ Ben Lawee
BEN LAWEE

/s/ Ariela Lawee
ARIELA LAWEE

ADDENDUM TO LEASE

THIS ADDENDUM TO LEASE shall constitute part of that Lease dated August 6, 1997, (the “Lease”) by and between Ben and Ariela Lawee (“Lessor”) and H.W.E., Inc., a California Corporation, d.b.a. Interactive Health (“Lessee”) for the Premises commonly known as 3030 Walnut Avenue, Long Beach, California 90807, and the terms hereof shall for all purposes be deemed incorporated in the Lease.

1.                                       Base Rent shall be adjusted as follows:

Base Rent for the period 10/01/97 through 09/30/98 shall be $20,653.76 per month.

Base Rent for the period 10/01/98 through 09/30/99 shall be $21,197.28 per month.

Base Rent for the period 10/01/99 through 09/30/00 shall be $21,740.80 per month.

Base Rent for the period 10/01/00 through 09/30/01 shall be $22,284.32 per month.

Base Rent for the period 10/01/01 through 09/30/02 shall be $22,827.84 per month.

2.                                       . .. . one (1) year . . .

3.                                       Lessor makes no warranty that the Permitted Use in Paragraph 1.8 is permitted for the Premises under Applicable Laws (as defined in Paragraph 2.4).

4.                                       Lessee shall have exclusive use of the fifty (50) parking spaces as designated on Exhibit A (“Site Plan”).  Notwithstanding the provisions of Paragraph 2.6, Lessee shall be permitted to park over-size trucks and other vehicles in its designated parking spaces provided said vehicles do not disturb the ingress or egress of other tenants of the Industrial Center.

5.                                       . .. . and Common Area Operating Expenses . . .

6.                                       Lessor hereby acknowledges that failure by Lessor to deliver possession of the Premises to Lessee by the Early Possession Date will result in Lessee having to holdover for an additional month at its existing premises.  In such event, Lessee shall not be required to pay Base Rent and Lessee’s Share of Common Area Operating Expenses for the month of November, 1997.  Lessor acknowledges that Lessee intends to complete its move into the Premises so that Lessee will be able to commence business operations by October 1, 1997.  This includes not only the transfer of stock and merchandise, but also the installation of Lessee’s communication systems.  Lessee acknowledges that Lessor will continue to occupy the Premises during normal business hours (8:00 a.m. to 6:00 p.m.) during the Early Possession period in order to wind down its business.  Lessee agrees to permit Lessor to maintain or install a communication system during the Early Possession period so long as this does not interfere with Lessee’s move into the Premises and installation of its own communication systems. Both Lessor and Lessee shall reasonably cooperate with each other during this transition period.

7.                                       . .. . accounting, . . .

8.                                       Notwithstanding the above, it is agreed that the Common Area Operating Expenses shall not be incurred unless reasonably necessary and, in all events, shall be reasonable in amount. Further, Lessee shall only be obligated to pay, each month during the remainder of the term of this Lease, on the date on which Base Rent is due, an amount equal to the product of multiplying the cost of the expenses listed in this paragraph, (i) resurfacing of the packing areas, loading and unloading areas or walkways, (ii) repairs or replacements required to the structural portions of the Building and the roof, and (iii) the painting of the outside of the Building, by a fraction, the numerator of which is one (1), and the denominator of which is the number of months of the useful life of such replacement as such useful life is specified pursuant to federal income tax regulations or guidelines for depreciation thereof including interest on the unamortized balance as is then commercially reasonable in the judgment of Lessor’s accountant with Lessee reserving the right to prepay its obligation at any time ..

9.                                       Lessor shall indemnify, protect, defend and hold Lessee, its agents, employees and contractors, harmless from and against any and all damages, liabilities, judgments, costs, claims, liens, expenses, penalties, permits, attorneys’ fees and consultant’s fees arising out of or involving any Hazardous Substance located in, on, under or about the Premises, building or industrial center, as of the Commencement Date or brought onto the Premises, building or industrial center by Lessor, or by anyone under Lessor’s control during the term of this Lease.  No termination, cancellation or release agreement entered into by Lessor and Lessee shall release Lessor from its obligations under this Lease with respect to Hazardous Substances unless specifically so agreed by Lessee in writing at the time of such agreement.

10.                                 If a Hazardous Substance Condition occurs and either existed as of the Commencement Date or was brought on to the Premises, building or industrial center by Lessor or by anyone under Lessor’s control, Lessee shall have the option to terminate this Lease by giving written notice to Lessor of its election to terminate within thirty (30) days following receipt by Lessee of knowledge of such Hazardous Substance Condition.

11.                                 Notwithstanding the above, Lessee shall not be responsible for any increases in Real Property Taxes resulting from a change in ownership of the Building during the Lease Term.

12.                                 . .. . fifty percent (50%) . . .

13.                                 . .. . $750.00 . . .

14.                                 . .. . (except under Paragraph 13.2 of this Lease) . . .

15.                                 . .. . five (5) days after notice of failure to pay such amount when due, then . . ..

16.                                 In the event that a Late Charge is payable hereunder, whether or not collected, for any three (3) installments of Base Rent during any twelve (12) month period, then notwithstanding Paragraph 4.1 or any other provision of this Lease to the contrary, Base Rent shall, at Lessor’s option, become due and payable quarterly in advance.

17.                                 . .. . and shall be kept confidential.  In no event shall Lessee be required to furnish any documentation under this paragraph in the event the potential lender or purchaser is a competitor of Lessee or affiliated with a competitor of Lessee.

18.                                 … provided such transfer or assignment shall not alter the primary liability of the prior lessor for the obligations of Lessor arising in connection with Paragraph 6.2 of this Lease.

19.                                 . .. . upon reasonable advance notice…

20.                                 . .. . and show the Premises to prospective lessees …

21.                                 Subject to Lessor’s approval and with a city permit, Lessee shall have the right, at Lessee’s expense, to install a sign on the building above the offices or to install a monument sign in front of the building.  Lessee shall not have any rights to the freeway sign.

22.                                 Lessor to perform, at its expense, the following work prior to the Commencement Date: i) demise the Premises with a wall of aluminum frame and drywall; ii) repaint the offices; and iii) clean all carpets.

23.                                 Lessor agrees to provide the property set forth in this paragraph for the use of Lessee during the term of this Lease or any extension.  Lessee agrees to return the property to Lessor at the end of its tenancy, in the same condition as received, reasonable wear and tear excepted:

1.                                                               Roller-belt assy, metal (6 ea.)

2.                                                               Cabinet, 4', wood, wht/gm

3.                                                               Work benches, wood & putty (2 ea.)

4.                                                               Parts rack assy (small parts), 7 shelf, dbl-sided, dbl-width (7 ea.)

5.                                                               Parts rack assy (medium parts), single tier (11 ea.)

6.                                                               Parts rack assy (large parts), dbl-width (9 ea.)

7.                                                               Wall racks, 5 tier (4 ea.)

8.                                                               Wall racks, 2 tier (11 ea.)

9.                                                               Podium, shipping

10.                                                         Ladder, rolling, blue

11.                                                         Forklift, electric (Big Joe)

12.                                                         Pallet jacks, BT Lifters (5 ea.)

13.                                                         Desk, walnut w/o return

14.                                                         Cabinet, 6', blk metal, 2 door, locking

15.                                                         Desk: blk with oak trim and return (3 ea.)

16.                                                         Microwave oven, GE Spacemaker (2 ea.)

17.                                                         Paper towel dispenser, wall-mounted

18.                                                         Refrigerator, GE

19.                                                         Refrigerator, Combo 65 miniature

20.                                                         Stove, Dacor 4 burner electric

21.                                                         Stove, 2 burner electric

22.                                                         White board, 7'x4'

24.                                 Option to Extend dated August 6, 1997, attached hereto, is hereby incorporated by this reference.

25.                                 The Lease, this Addendum and any related documents may be signed in counterpart.

LESSOR:		LESSEE:

BEN AND ARIELA LAWEE		HWE, INC., A CALIFORNIA
CORPORATION, D.B.A.
INTERACTIVE HEALTH

BY:	/s/ Ben Lawee	BY:	/s/ Carolyn Perrier

BY:	/s/ Ariela Lawee	BY: